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                                   TERM SHEET
                                  MARCO EMRICH
                       President & CEO, SEDONA Corporation
                                 August 28, 1999

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Title                      President & Chief Executive Officer
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Compensation               Base:    $225,000
                           Bonus: $100,000 yearly with quarterly measurements. Targets to be mutually agreed upon, see attachment for initial guidance.
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Equity                     A grant of 375,000 combined options and warrants
                           (200,000 options and 175,000 warrants at a strike price of $2.50 or lower (current market price at signing). Vesting cycle of four years, 25% vested per year.

                           350,000 warrants at current market price with a
                           four-year cliff vest. The acceleration of the vesting
                           cycle can occur as follows: 125,000 when the stock
                           price reaches $6 per share; 115,000 when the stock
                           price reaches $9; 110,000 when the stock price
                           reaches $12. ($ per share = 90 day average of
                           closing prices.)
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Relocation and Living      $3,000 per month to be treated as business years for
expenses for 2             reasonable and actual Expenses living related
                           expenses to include trips to and from Cincinnati with a total value of $72,000, which can be applied to a full relocation at any time.

                           Additionally, a $100,000, four-year interest free loan will be available for actual relocation expenses. The loan will be forgiven at 25% per year of employment. Combined max relocation expenses:
                           $150,000.

                           Relocation expenses include selling costs, closing
                           costs, relocation of household goods, transportation
                           of family to new location, 21 days living expenses
                           and other reasonable costs.
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Change of Control          Within the first 12 months 33% acceleration of
                           unvested options; 50% acceleration after the first
                           12 months.
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Employment                 If the Candidate resigns his employment for good
Agreement                  cause (constructive termination) during the first
                           12 months, Candidate will receive 9 months salary,
                           plus targeted bonus and 2 years of stock vesting.
                           After the first year of employment if he resigns, his
                           employment for good cause, he will receive 6 months
                           salary plus targeted bonus plus 2 years of additional
                           stock vesting. Constructive termination to be defined
                           in final contract, see attached note.
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Other                      Standard benefit package.
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

                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT

   This Agreement made as of this 15th day of September, 1999, by and between Sedona Corporation, Inc., a Corporation of the Commonwealth of Pennsylvania (the "Company"), and Marco Emrich (the "Employee").
WITNESSETH:

1. Employment. The Company hereby agrees to employ Employee and Employee hereby accepts employment by the Company for the period and the terms and conditions hereinafter set forth.

2. Capacity and Duties.

   a) Employee shall be employed by the Company in the capacity of President and Chief Executive Officer of the Company and Employee shall have such authority and shall perform such key executive duties and responsibilities as may from time-to-time reasonably be specified by the Chairman and the Board of Directors of the Company with respect to the Company and its affiliates. It is the present expectation of the parties that Employee will be re-elected during the entire term of this Agreement to serve in this position and Employee agrees to serve in such capacities without any compensation in addition to that herein provided. Employee acknowledges that neither the Company nor its Board of Directors is legally obligated to elect or re-elect Employee to this position.

   b) During the term of this Agreement, Employee shall devote all of his time, in exercising his best efforts to the performance of his duties hereunder.

   c) Notwithstanding the foregoing, Employee shall be entitled to have investments in other enterprises provided, however, that he shall not have any investments or financial interest in any business enterprise which conducts business activities competitive with any business activities conducted by the Company now or at any time during the term of the Employee's employment hereunder (other than an investment of no more than 5% of any class of equity securities of a company the securities of which are traded on a national securities exchange). However, in the event the Company enters into a new field in which the Employee has previously invested, the Employee agrees to disclose his investment, if said investment exceeds 5% of equity of the company in which the Employee has invested. If the Employee is so requested by the Board of Directors of the Company, the Employee shall divest himself of the said investment within one year after said request.

3. Compensation. Employee's compensation shall be as reflected in Exhibit 1.

4. Expenses. Employee is authorized to incur reasonable expenses for promoting the business of the Company and in carrying out his duties hereunder, including without limitation, reasonable expenses for automobile, travel and similar items. The Company shall reimburse Employee for all such ordinary and necessary expenses upon the presentation by Employee from time-to-time of an itemized account of such expenditures. Employee shall present and itemized account of expenditures not less frequently than monthly.

5. Term of Agreement; Separation.

   a) The term of this Employment Agreement, shall be Two(2) years and Three(3) months commencing on the date hereof.

   b) The Company may terminate this Employment Agreement for cause, defined as follows:

      1) Deliberate disclosure of Company secrets for consideration; or

      2) Conviction of Employee of a felony involving moral turpitude, or of any other law which may reasonably be deemed to cause a detrimental effect upon the Company as a result of mutual association. If the Company separates the Employee for cause, the Company will have no further liability or obligation except to pay the Employee earned and unpaid compensation.

   c) The Company may separate the Employee; a) without cause, or b) should the Employee die or become disabled such that the Employee has been unable to perform any duties here under for ninety (90) days during any year of this Employment Agreement or for any period of sixty (60) consecutive days. In the event of such separation, the severance package described in Exhibit 1 applies.

   d) The Employee may resign for good cause (constructive termination) to be defined as: There is no continuing employment in a comparable position of responsibility at the Company (or successor company) or the position has been downgraded to a position with "Total Compensation" (i.e., base salary plus target annual incentives) less than 90% (applied equally to base and incentive.) In the event of such separation, the severance package described in Exhibit 1 applies.

   e) In the event of change of control of the Company, Employee may elect to terminate his employment in which event he shall receive the severance package describe in Exhibit 1. For these purposes, change of control includes the following: Sale of a majority of the outstanding shares or assets of the Company, Change in composition of more than 50% of the Board of Directors as presently constituted.

6) Restrictions on Competition. Employee covenants and agrees that: (a) during the initial term and any renewal terms of his employment hereunder and, (b) if, but only if, this Employment Agreement is terminated by the Employee (as hereinafter defined) during the initial term, or any renewal term hereof, for a period on one (1) year after termination of his employment hereunder, he shall not, directly or indirectly, engage in any business activities within the limits of the Continental United States, the same as, or in competition with, business activities carried on by the Company during the period of the Employee's employment by the Company, or in the definitive planning stages at the time of termination of Employee's employment.

   The term "engage in" shall include, without being limited to, activities as proprietor, partner, stockholder, principal, agent, employee or consultant. However, nothing contained in this Paragraph shall prevent Employee from having investments of the types permitted in Subparagraph 2 c) hereof.

   These restrictions shall not apply if separation is by the Company under
Section 5c and 5d or if separation is by Employee under Section 5e of this Employment Agreement.

7. Trade Secrets. During the term of employment under this Employment Agreement, the Employee will have access to, and become familiar with, various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes, compilation of information, records and specifications, which are owned by the Company and which are regularly used in the operation of the business of the Company.

   The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company.

All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and be returned to the Company by request of the Company, provided the same information is not available to the general public.

8. Miscellaneous Provisions.

   a) Any notices pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following addresses:

                  If to Company:   Sedona Corporation, Inc.
                                   649 N. Lewis Road
                                   Limerick, PA 19468
                                   Attn: Chairman of the Board

                  If to Employee:  Marco Emrich
                                   8020 Quail Meadow Lane
                                   Westchester, OH 45069

or to such other addresses as either party may hereafter designate to the other in writing.

   b) Notices delivered personally shall be deemed communicated as of the actual receipt; notices mailed shall be deemed communicated as of five (5) days after mailing.

   c) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

   d) The waiver by either party of a breach or violation of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

   e) This writing represents the entire Employment Agreement and understanding of the parties with respect to the subject matter hereof; it may not be altered or amended except by agreement in writing.

   f) The Employment Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

   g) The headings of paragraphs in this Employment Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

   h) This Employment Agreement supersedes any earlier Employment
Agreement and as such is the only Employment Agreement in force.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Employment Agreement under seal on the day and year first above written.

                                                     SEDONA CORPORATION, INC.

ATTEST: /s/ Victoria R. Franchetti                   /s/ Laurence L. Osterwise
        ------------------------------               ---------------------------
        Chairman of the Board                            Assistant Secretary


                                                     EMPLOYEE:

                                                     /s/ Marco Emrich
                                                     ---------------------------
                                                         Marco Emrich